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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 24, 2004

The Boston Beer Company, Inc. (Exact name of registrant as specified in its chapter)

Massachusetts (State or other jurisdiction of incorporation	01-14092 (Commission File Number)	04-328-4048 (IRS Employer Identification No.)

75 Arlington Street, Boston, MA (Address of principal executive offices)		02116 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

__________________________________________________________ (Former name or former address, if changed since last report)

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GENERAL INSTRUCTIONS

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

C. James Koch, Chairman of the Registrant, has entered into an individual sales plan complying with Rule 10b5-1 for trading in shares of the Registrant's Class A common stock, pursuant to which shares will be sold for the purposes of liquidity and investment diversification based on specified trading prices up to the aggregate amount of 200,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: May 24, 2004	/s/ Martin F. Roper

(Signature)*
Martin F. Roper, President and C.E.O.

* Print name and title of the signing officer under his signature.

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